Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 15, 2001, included in this Form 10-K, into the Company's previously filed Registration Statement Nos. 333-43540, 333-44734 and 333-46792.



                                        /s/ Lurie Besikof Lapidus & Company, LLP

Minneapolis, Minnesota
March 30, 2001